NETVOICE TECHNOLOGIES CORPORATION





                                       AND





                           THE OTHER PARTIES LISTED ON

                           THE SIGNATURE PAGES HERETO





                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT













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         This  AMENDED  AND  RESTATED   REGISTRATION   RIGHTS   AGREEMENT  (this
"Agreement") is made and entered into on and as of July 28, 2000 by and among NetVoice Technologies Corporation, a Nevada corporation (the "Company"), and the parties listed on the signature pages hereto (each such party and the Company individually a "Party" and collectively, the "Parties.")

         WHEREAS, on June 30, 2000, the Company and Parties entered into a Registration Rights Agreement (the "Original Registration Rights Agreement");

         WHEREAS, the Company and the Parties desire to amend and restate the Original Registration Rights Agreement primarily for the purpose of adding additional Parties;

         WHEREAS, simultaneously with the execution of this Agreement, the Company has entered into an Amended and Restated Securities Purchase Agreement of even date herewith, as it may be amended from time to time (the "Securities Purchase Agreement"), among the Company and the other Parties pursuant to which the Company is issuing the Series A Shares (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the obligation of the Holders (as hereinafter defined) pursuant to the Securities Purchase Agreement to purchase the Series A Shares that the Holders be granted the registration rights provided for herein.

         NOW THEREFORE, the Company and the other Parties hereto agree as follows:

1.   DEFINITIONS

     In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Common Shares" shall mean (i) the shares of Common Stock owned of record by the Holders and (ii) any Common Stock from time to time acquired by the Holders after the date hereof (in each case subject to adjustment for stock splits, reverse stock splits, stock dividends, or other similar transactions involving Common Stock).

"Common Stock" shall mean the common stock, par value U.S. $0.001 per share, of the Company, and any capital stock of the Company into which such Common Stock thereafter may be changed.

"Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options (other than any options issued pursuant to the Company's stock option plans), convertible securities (including the Series A Shares) or


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convertible indebtedness,  exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time or upon the occurrence of some future event.

"Holders" shall mean the Persons who purchase Series A Shares pursuant to the Securities Purchase Agreement, and their respective transferees.

"Material Adverse Effect" shall have the meaning set forth in Section 3(a).

"Person" shall mean a natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a government or agency or political subdivision thereof.

"Registrable Shares" shall mean at any time (i) any Common Shares and (ii) any shares of Common Stock issuable upon exercise or conversion by the Holders of any Common Stock Equivalent; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or
(y) which have been sold to the public pursuant to Rule 144 (or any other similar provision then in force) promulgated under the Securities Act ("Rule 144").

"Securities Act" shall mean the United States Securities Act of 1933, as amended.

"Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

"Series A Shares" shall mean shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

2.   DEMAND REGISTRATION

(a) Request for Registration. At any time after six (6) months from June 30, 2000, a Holder may make a written request to the Company (a "Demand Request"), for the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration") so as to permit a public offering and sale of such Registrable Shares for up to nine (9) consecutive months; provided, however, that such six (6) month waiting period shall not be applicable in the case of short-form registrations on Form S-3 or any substitute form or forms adopted by the Commission ("Short-Form Registrations"). Such request shall specify the number of Registrable Shares proposed to be sold and the intended method of disposition thereof. Upon receipt of such request, the Company shall promptly (but in any event within ten (10) days after receipt) give written notice of such registration request to all Holders. Such Holders shall have the right, by giving written notice to the Company within 10 days after the receipt of notice from the Company, to elect to have included in such registration all or part of their Registrable Shares as such Holders may request in such notice of election. Each such


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     request will also specify the number of Registrable Shares to be registered
     and  the  intended  method  of  disposition  thereof.   Provided  that  (i)
     Registrable Shares representing at least 20% of the Registrable Shares then outstanding in the case of a Demand Registration other than a Short-Form Registration are requested to be included in such Demand Registration, or
     (ii) Holders of Registrable Shares and holders of any other securities of the Company entitled to inclusion in a Short-Form Registration propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of at least $5,000,000, the Company shall use its best efforts to file the Demand Registration within forty-five (45) days after receiving a Demand Request (the "Required Filing Date") and shall use its best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Notwithstanding the foregoing, in no event shall the Company be required to effect more than two (2) Demand Registrations pursuant to this Section 2(a) (which Demand Registrations shall be at least nine (9) months apart) other than Short-Form Registrations. Subject to the foregoing provisions, the Holders
     may  make  an  unlimited   number  of  Demand   Requests   for   Short-Form
     Registrations so long as such Short-Form  Registrations are at least twelve
     (12) months apart. Notwithstanding the foregoing, if all Registrable Shares requested to be included in a Demand Registration are not included in such Demand Registration due to the limitations contained in Section 2(d) hereof, such registration shall not be counted as one of the Demand Registrations permitted hereunder.

(b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless all Holders making or joining such request pursuant to Section 2(a) above (the "Requesting Holders") withdraw all their Registrable Shares, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all expenses in connection with such withdrawn registration), provided that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

(c) Selection of Underwriters. If the Holders of a majority of the Registrable Shares to be registered in a Demand Registration so elect, the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of an underwritten public offering. The Requesting Holders who hold a majority of the Registrable Shares to be registered in the Demand Registration shall be entitled to select the investment banking firm or firms to manage the underwritten offering, which selection shall be subject to the Company's approval, not to be unreasonably withheld.

(d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company and including any other holder of capital stock of the Company) other than Requesting Holders shall be included in a Demand Registration unless (i) the managing underwriter or underwriters shall advise the Company or the


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     Requesting  Holders in writing that the inclusion of such  securities  will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect") and (ii) the Holders of not less than a majority of the Registrable Shares held by the Holders to be covered by such registration (by numbers of shares of Common Stock of the Company represented by such Registrable Shares on an as-if-converted basis) shall have consented in writing to the inclusion of such other securities; provided, however, that such consent required by clause (ii) shall not be required with respect to the inclusion of securities for the account of members of the Company's management representing up to 33% of the total dollar value of securities to be included in the Demand Registration (the
     "Management  Holders").   Furthermore,   and  subject  to  the  immediately
     preceding sentence, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (other than the Management Holders) pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of Requesting Holders and Management Holders to be included in such Demand Registration shall be allocated pro rata among the Requesting Holders and Management Holders on the basis of the number of Registrable Shares requested to be included in such Demand Registration by each such Requesting Holder and Management Holder.

(e) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by this Section 2 until a date not later than ninety (90) days after the Required Filing Date if at the time the Company receives the Demand Request:

     (i) the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Demand Registration (but would not be required if such Demand Registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders. A deferral of the filing of a registration statement pursuant to this
          Section 2(e) shall be lifted, and the requested registration statement shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 2(e)(i), the Company shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by the Chairman of the Board of the Company stating that the Company is deferring such filing pursuant to this Section 2(e) and the basis therefor in such detail as the Company reasonably believes, after consultation with legal counsel, may be provided without obligating the Company to make such disclosure to the public generally. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving


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          notice to the Company.  If so withdrawn,  the Demand  Request shall be deemed not to have been made for all purposes of this Agreement; or

     (ii) the Company is engaged, or has fixed plans to engage within 60 days, in an underwritten primary registration at the time that a Demand Request is made. Within twenty (20) days after receiving notification from the Company of such underwritten primary registration, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company. If so withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. A deferral of the filing of a registration statement pursuant to this clause of Section 2(e) shall be lifted, and the requested registration statement shall be filed forthwith upon the effectiveness of the Company's underwritten primary registration.

     The Company may defer the filing of a particular registration statement pursuant to this Section 2(e) only once and the aggregate number of days in any 12 month period that the Company may defer all registration statements pursuant to this Section 2(e) shall not exceed 90.

3.   PIGGYBACK REGISTRATION

(a) Right to Piggyback. If the Company proposes to file a registration statement under the Securities Act with respect to an equity security of the Company for its own account or for the account of any of its security holders (other than pursuant to Section 2 and other than a registration statement on Form S-4 or S-8 (or any substitute forms adopted by the Commission)), including in connection with the initial public offering of Common Stock, then the Company shall give prompt written notice to the Holders of its intention to effect such a registration (which notice shall be given not less than thirty (30) days prior to the anticipated filing date of such registration statement) and such notice shall offer the Holders who are holders of Registrable Shares the opportunity to have any or all of their Registrable Shares included in such registration statement, subject to the limitations contained in Section 3(b) hereof. The Holders shall advise the Company in writing within twenty (20) days after the date of receipt of such notice from the Company of such Holder's desire to have their Registrable Shares registered under this Section 3. Subject to
     Section 3(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein pursuant to the piggyback rights granted under this Section 3(a); provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other Common Shares originally proposed to be registered. The Company shall be entitled to select the investment banking firm or firms to manage any underwritten offering contemplated by this Section 3(a).

(b) Priority on Registrations. If any managing underwriter advises the Company in writing that including all the shares of Common Stock requested to be included in the registration


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     by all  Persons  (including  the  Company)  would have a  Material  Adverse
     Effect, subject to the immediately following sentence, the Company will be obligated to include in such registration only Common Shares in the following priority: (i) first, if the registration statement has been proposed to be filed by the Company for its own account, any and all Common Stock for sale by the Company, and (ii) second, pro rata among any security holders of the Company, including members of management of the Company, holders other than Holders of Registrable Shares ("Other Holders") and the Holders of the Registrable Shares requesting to be included in the registration based on the number of shares of Common Stock underlying, on an as-if-converted basis, the securities and Registrable Shares requested to be included in such registration by each such Other Holders and Holders, and (iii) third, in the event that all Common Stock for sale by the Company and all Registrable Shares requested to be included in such registration statement by the Holders of Registrable Shares have been included in such registration, any other Common Stock requested to be included pursuant to any other registration rights that may hereafter be and to the extent granted by the Company (pro rata on the basis of the total number of shares of Common Stock that each holder of such shares has requested to be registered).

4.   MISCELLANEOUS REGISTRATION RIGHTS PROVISIONS

(a) Holdback Agreement. (i) To the extent reasonably requested by the managing underwriter, each of the Holders agrees not to effect any public sale or distribution (including pursuant to Rule 144 promulgated under the Securities Act) of any Common Shares or Common Share Equivalents during the seven days prior to and the 180-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration), unless (A) the underwriters managing the registered public offering otherwise agree, (B) the registration is pursuant to a registration on Form S-4 or Form S-8, (C) the managing underwriter determines not to proceed with the offering or (D) the Company withdraws the related registration statement.

(ii) The Company agrees (A) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration or pursuant to a registration on Form S-4 or Form S-8), unless the underwriters managing the registered public offering otherwise agree, and (B) to use its best efforts to cause each officer and director of the Company or any of its subsidiaries, each holder of Registrable Shares and each other holder of 5% or more of its equity securities (or any securities convertible into or exchangeable for such securities), on a fully diluted basis purchased from the Company at any time (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.


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(iii)Notwithstanding  anything herein to the contrary,  the Company shall not be required to file a registration statement fewer than 180 days after filing any other registration statement other than a registration statement on Form S-4 or Form S-8.

(b) Registration Procedures. Whenever the Holders have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

     (i) prepare and, subject to Section 2(e), file with the Commission a registration statement on any appropriate form under the Securities Act, with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective at the earliest possible time (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Shares covered by such registration statement copies of all such documents proposed to be filed);

     (ii) prepare and file with the Commission and notify each seller of such Registrable Shares immediately after the filing of such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days, in the case of a piggyback registration, or 270 days in the case of a Demand Registration (or such lesser periods as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary and summary prospectus) and any other prospectus filed under Rule 424 or Rule 430-A under the Securities Act, and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters;

     (iv) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter and each seller reasonably requests, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all


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             other  acts  and  things  which  may  be  reasonably  necessary  or advisable to enable such seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or
             (C) subject itself to any taxation (other than stamp taxes) in any such jurisdiction);

     (v)     notify each seller of  Registrable  Shares  promptly after it shall
             receive  notice  thereof,   of  the  time  when  such  registration
             statement has become effective;

     (vi) notify each seller of Registrable Shares promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (vii) provide a transfer agent and registrar for all Registrable Shares sold under the registration not later than the effective date of the registration statement;

     (viii) furnish to each Holder participating in the registration a signed counterpart, addressed to such Holder (a) of an opinion of counsel as to such matters that are customarily covered in an opinion of counsel delivered to an underwriter, including that the registration is valid and effective and such other matters as such Holder may reasonably request and (b) of a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in the registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder may reasonably request;

     (ix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (x)     notify  each  seller  of   Registrable   Shares   covered  by  such
             registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact


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             required to be stated  therein or necessary to make the  statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare, file with the Commission and to furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (xi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and Rule 158 promulgated thereunder and will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

     (xii) use its reasonable best efforts (A) to list all Registrable Shares covered by such registration statement on any securities exchange on which similar securities of the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market ("Nasdaq Market") and, if listed on the Nasdaq Market, use its reasonable best efforts to secure designation of all such Registrable Shares covered by such registration statement as a Nasdaq "National Market System security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq Market authorization for such Registrable Shares and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register as such with respect to such Registrable Shares with the National Association of Securities Dealers;

     (xiii) enter into such customary agreements (including underwriting agreements in customary form) and take such other customary actions as the holders of Registrable Shares or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, (including, without limitation, effecting a stock split or a combination of shares);

     (xiv) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such sellers, underwriter, attorney, accountant or agent in connection with such registration statement;

     (xv) deliver promptly to each Holder participating in an offering who so requests the file correspondence and memoranda described below, copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include reasonable access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request;

     (xvi) permit any holder of Registrable Shares which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

     (xvii) use its best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares.

     If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     The Company may require each Holder of Registrable Shares to be included in such registration statement to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Shares as the Company may from time to time reasonably request and any such other
     information   as  may  be  legally   required  in   connection   with  such
     registration.

(c) Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any prospectus, such Holder will forthwith discontinue disposition of
     Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus (which the Company shall prepare and file as promptly as practicable), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 4(b)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.

(d) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, reasonable fees and expenses of one legal counsel for all Holders of Registrable Shares to be included in the registration statement, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), all word processing, duplicating and printing expenses (including expenses of printing certificates for the Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the

     Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of underwriters customarily paid by issuers or sellers of securities (including fees paid to a qualified independent underwriter but excluding underwriting discounts and commissions), and the fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts, commissions, or any out of pocket expenses of the Holders (or agents who manage their accounts) other than as expressly provided above.

(e) Requirements to Participate No Person may participate in any registration hereunder unless such Person (x) agrees to sell such Person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

5.   INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, directors and affiliates and each Person who controls such seller (within the meaning of the Securities Act or the Securities Exchange Act) (collectively, the "Seller Affiliates") and each other Person who participated as an underwriter in the offering or sale of such securities and each of its employees, advisors, agents, representatives, partners, stockholders, officers, directors and affiliates and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act)
     (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys' fees except as limited by Section 5(c) below) arising out of or caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, final prospectus, summary prospectus, or any amendment thereof or supplement thereto if the Company shall have furnished any amendments or supplements, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company, its directors, agents, officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) to the same extent as the foregoing indemnity from the Company to the selling Holders, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates for specific inclusion in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or
     (Z) in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. If such defense is assumed by the indemnified party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent (which consent shall not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party from all liabilities arising out of such proceeding or (2) the indemnified party otherwise consents in writing.

(d) Each Party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this
     Section 5(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5(c), defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

6.   REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Holders that:

(a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, and has corporate power and corporate authority to own, operate, and lease its properties and conduct its business as now conducted. The Company is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the operations, business, financial conditions, assets, or liabilities of the Company and its Subsidiaries, taken as a whole.

(b) The Company has the corporate power and is duly authorized and empowered to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed, issued, and delivered and constitutes the legal, valid, and binding obligation of the Company.

(c) The execution, delivery, and performance of this Agreement by the Company shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable statute, law, rule or regulation of any governmental authority, any applicable provision contained in the articles of incorporation or bylaws of the Company or contained in any agreement, instrument, or document to which the Company is a party or by which it is bound, or any order, ruling, judgment or decree of any court, arbitral body or governmental authority.

7.   COMPLIANCE WITH RULE 144

     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Shares to the public without registration, at all times, the Company agrees to:

(a) Make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after it has become subject to the reporting requirements of the Securities Exchange Act;

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

(c) Furnish to each Holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Shares without registration.

8.   SUBSEQUENT INVESTORS

     The Company shall not grant registration rights or enter into any registration rights agreement or similar agreement with any Person which are equal to, superior to or conflict, impair or interfere in any way with the rights granted hereunder, without the consent of Holders, at the time of determination, of a majority of the Registrable Shares (based on the number of shares of Common Stock underlying the Registrable Shares on an as-if converted basis).

9.   TERMINATION

     The provisions of this Agreement shall terminate upon the date on which there are no longer any Registrable Shares.

10.  NOTICES

     All notices and communications to be given or otherwise to be made to any Party to this Agreement shall be deemed to have been duly given or delivered by any Party, (i) when received by such Party if delivered by hand, (ii) upon confirmation when delivered by telecopy, or (iii) within one day after being sent by recognized overnight delivery service, and in each case addressed as follows:

     If to the Company:

                   NetVoice Technologies Corporation
                   13747 Montfort Drive, Suite 250
                   Dallas, Texas 75240
                   Telecopy: (927) 788-2995
                   Attention: President
     with a copy to:

                   Locke Liddell & Sapp LLP
                   2200 Ross Avenue
                   Dallas, Texas 75201
                   Telecopy: (214) 740-8800
                   Attention: Jack E. Jacobsen, Esq.

     If to any Holder, as indicated in the Securities Purchase Agreement.

     Any Party by written notice to the other Parties pursuant to this Section may change the address or the Persons to whom notices or copies thereof shall be directed.

11.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon the Parties and their respective successors and assigns. No Party may assign any of its rights or obligations under this Agreement, except in connection with sales and transfers of Common Shares or Common Share Equivalents made in accordance with law or to a successor by merger or similar succession to the business or assets of such Person, in which case the term "Holder" shall be deemed to include such transferees or successors to the extent provided herein.

12.  MODIFICATION

     Except as otherwise provided herein, neither this Agreement nor any provision hereof can be amended, modified, changed, discharged, waived or terminated (each, an "Amendment") except by an instrument in writing executed in good faith by the Company and Holders, at the time of determination, of a majority of Registrable Shares (based on the number of shares of Common Stock underlying the Registrable Shares on an as-if converted basis), in which event such Amendment shall be binding upon all of the Parties in accordance with its terms, provided, that no such Amendment shall (i) reduce the number of Demand Registrations provided to any Holder in Section 2(a), (ii) amend the 20% threshold provided in Section 2(a), (iii) impose any threshold of Registrable Shares required to effect a Demand Registration pursuant to Section 2(a)(ii), or
(iv) amend the provisions of Section 8, 9 or this Section 12, unless such Amendment has been unanimously approved by all Holders.

13.  WAIVER

     Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Subject to the provisions of Section 12 hereof, any waiver must be evidenced by a writing signed by the Party against whom the waiver is sought to be enforced.

14.  AVAILABILITY OF EQUITABLE REMEDIES

     Each Party acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, it is the intention of the Parties that any Party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and/or to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the Parties hereby consent to such injunction and to the ordering of specific performance.

15.  ENTIRE AGREEMENT

     This Agreement, together with the Securities Purchase Agreement with respect to those Parties hereto that are parties thereto as well, sets forth the entire understanding, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

16.  SEVERABILITY

     If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law of competent jurisdiction, the Parties intend that such provision shall be deemed not to form part of this Agreement and, the remaining provisions shall be severable and enforceable in accordance with their terms.

17.  GOVERNING LAW

     The corporate laws of the State of Nevada will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Parties agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any exhibits hereto) shall be brought in any federal or state court located in the State of New York. The Parties, by the execution and delivery of this Agreement, irrevocably waive any objection or defense to the institution of any action in New York based on improper venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the Parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the address set forth in Section 10 hereof.

18.  CAPTIONS

     The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

19.  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

                                     NETVOICE TECHNOLOGIES CORPORATION.


                                     By: /s/ Jeff Rothell
                                        -----------------------------------
                                        Name: Jeff Rothell
                                        Title:



                                     BG MEDIA INTERMEDIATE FUND L.P..*
                                     By: BG MEDIA INTERMEDIATE INVESTORS L.L.C.,
                                          its general partner


                                     By: /s/ J. William Grimes
                                        ------------------------------------
                                        Name: J. William Grimes
                                        Title:

                                     Address for Notices:
                                     399 Park Avenue, 19th Floor
                                     New York, New York 10022
                                     Telecopy: (212) 207-4605
                                     Attention:  J. William Grimes

                                     NV INVESTMENTS, L.P.
                                     By: NV GP, L.L.C., its general partner


                                     By: /s/ Thomas J. Fowler
                                        ------------------------------------
                                        Name:   Thomas J. Fowler
                                        Title:  Manager


------------------------
* On behalf of itself and as the Representative of John Backe, J. William Grimes, Mike Walchonski, Karen Collins, Michael Weiskopf, Spencer Grimes, Roberta Zipper, Adam Zipper, Al Siegel, William Lilley, Russ Barry, Foster Devereux, Kevin McGrath, Bruce J. Lieber, R. Coran Capshaw, Ryan Magrab, Mike Crothers, Paul Yeoham, Dan Patterson and Roger Mulvihill

                                     Address for Notices:
                                     1601 Elm Street
                                     4000 Thanksgiving Tower
                                     Dallas, Texas 75201
                                     Telecopy: (214) 720-1662
                                     Attention: President

                                     PARIBAS NORTH AMERICA, INC.

                                     By: /s/ Donna M. Kiernan
                                        ---------------------------------
                                        Name:  Donna M. Kiernan
                                        Title: Chief Financial Officer

                                     Address for Notices:
                                     787 Seventh Avenue
                                     New York, New York 10019
                                     Telecopy: (212) 841-2369
                                     Attention: Gardner Horan

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]